Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated September 26, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Crednology Holding Corp.

$5,000,000

1,000,000,000 SHARES OF COMMON STOCK

$0.005 PER SHARE

This is the public offering of securities of Crednology Holding Corp., a Delaware corporation. We are offering 1,000,000,000 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.005 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 100,000 Offered Shares ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “COHO.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.005	$5,000,000.00
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company (4)	$0.005	$5,000,000

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(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $30,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is September __, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Crednology”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Crednology Holding Corp.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;
•	Our reliance on suppliers and customers;
•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”
•	Our ability to effectively execute our business plan;
•	Our ability to manage our expansion, growth and operating expenses;
•	Our ability to finance our businesses;
•	Our ability to promote our businesses;
•	Our ability to compete and succeed in highly competitive and evolving businesses;
•	Our ability to respond and adapt to changes in technology and customer behavior; and
•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Crednology” was incorporated on October 13, 1998 under the laws of the State of Delaware, to engage in any lawful corporate undertaking. Our fiscal year-end date is December 31.

On May 3, 2013, we changed our name from Cooper Holdings to Crednology Holding Corp. Until November 2010, our name was Sharp Holding Corp. In May 2001 we changed our corporate domicile from the State of Wyoming to Delaware concurrent with name change from Celebrity Entertainment Group, Inc.

Our principal offices are located at 18351 Eddy Street, B, Northridge, CA 91325, Phone: 818-465-1295, Email: orie@4service.com. Website(s): www.credholdingcorp.com.

Crednology Holding Corp, a Delaware corporation, is a public holding company that has been dedicated to enhancing shareholder value through a strategic combination of organic growth, mergers and profitable acquisitions.

The Company is engaged in the cloud computing segment of the technology sector as well as the electronic waste and recycling business.

4Service is a business continuity solutions provider that specializes in cloud computing and disaster recovery services. 4Service offer a 3-Tier approach to our disaster recovery strategy and our Private Managed Cloud Computing offering is comprised of only the best-in-class Industry leading equipment. Utilizing the newest desktop and server virtualization technologies, our Cloud Computing solution allows any organization, regardless of size, to gain a world-class infrastructure and dramatically cut its IT costs across the board.

ITatOnce is a Managed Services Provider specializing in High-End Technical and Professional Services with a focus on Infrastructure Virtualization. ITatOnce offers a full array of IT Solutions and has a proven track record in deploying, implementing, and managing on-premise and cloud virtualized environments.

California Recycles, Inc. is a state certified E-Waste organization founded in 2003. The Company primarily operates by entering into long term agreements of collection programs and events with Corporate Entities, Educational Institutions, State and Local municipalities.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol COHO.

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THE OFFERING

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Issuer:	Crednology Holding Corp.

Securities offered:	A maximum of 1,000,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.005 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	2,148,512,607 Common Shares Issued and Outstanding as July 5, 2018

Number of shares of Common Stock to be outstanding after the offering	3,148,512,607 Common shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.005

Maximum offering amount:	1,000,000,000 shares at $0.005 per share, or $5,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “COHO.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,970,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Crednology Holding Corp. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

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As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Orie Rechtman. We have an Employment Agreement in place with Mr. Rechtman. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

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We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the same lines of business or other related companies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the technological markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been thinly traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the Company.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 6,000,000,000 shares of common stock. We have issued and outstanding 2,148,512,607 Common Shares as July 5, 2018. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our Company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our Company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

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A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Because directors and officers currently and for the foreseeable future will continue to control Crednology Holding Corp., it is not likely that you will be able to elect directors or have any say in the policies of Crednology Holding Corp.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Crednology Holding Corp. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating; however, third parties may assert intellectual property claims relating to our operation. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate. As a result, an intellectual property claim against us could adversely affect an investment in us.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000 will be $4,970,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Acquisition 1,000,000
				Working capital $220,000
25.00%	$1,250,000	$30,000	$1,220,000	$1,220,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				1,700,000 Acquisitions
				$300,000 Equipment for E waste company, 2 paper shredding truck2, large baler
				Working capital $470,000
50.00%	$2,500,000	$30,000	$2,470,000	$2,470,000

If 75% of the shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Acquisition/s $2,700,000
				$300,000 Equipment for E waste company, 2 paper shredding trucks, large baler
				Working capital $720,000
75.00%	$3,750,000	$30,000	$3,720,000	$3,720,000

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				$4,000,000 Acquisitions
				$300,000 Equipment for E waste company, 2 paper shredding trucks, large baler
				Working capital $670,000
100.00%	$5,000,000	$30,000	$4,970.000	$4,970,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

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As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2018 was $549,257 or $ 0.0003 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.01	$0.01	$0.01	$0.01

Historical net tangible book value per share as of June 30, 2018 (1)	0.0003	0.0003	0.0003	0.0003

Increase in net tangible book value per share attributable to new investors in this offering (2)	0.0016	0.0013	0.0009	0.0005

Net tangible book value per share, after this offering	0.0019	0.0016	0.0012	0.0008

Dilution per share to new investors	0.0031	0.0034	0.0038	0.0042

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(1)	Based on net tangible book value as of June 30, 2018 of $549,257 or $0.0003 based on 1,953,845,940 outstanding shares of Common Stock.

(2)	After deducting estimated offering expenses of $30,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate when the maximum offering is reached or, if it is not reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

In the six months ended June 30, 2018, the Company had $546,056 in gross revenue compared with $623,337 for the six months ended June 30, 2017. Gross profit decreased to $310,441 from $400,109.

Operating profit increased to $34,927 in 2018 compared with 33.097 in 2017, largely due to decreases in expenses.

Total long term liabilities totaled $391.223 at June 30, 2018 and $470,728 at June 30, 2017.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount, even after considering the costs associated with becoming a public reporting company. The Company has no immediate plans to merge with or acquire any company.

The Company intends to generate revenues by continuing to expand its existing lines of business. The Company expects to increase the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to investing in assets, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

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General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Crednology Holding Corp.

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BUSINESS

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Crednology Holding Corp.

Crednology Holding Corp, a Delaware corporation, is engaged in the cloud computing segment of the technology sector as well as the electronic waste and recycling business.

The Company's three operating subsidiaries are: (1) Landmark PMG, LLC dba 4 Service Cloud; (2) Riteman, Inc. dba ItatOnce; and (3) California Recycles, Inc.

Landmark PMG, LLC dba 4 Service Cloud:

4Service is a business continuity solutions provider that specializes in cloud computing and disaster recovery services.

The Company offers a 3-Tier approach to our disaster recovery strategy and our Private Managed Cloud Computing offering is comprised of only the best-in-class Industry leading equipment.

Utilizing the newest desktop and server virtualization technologies, our Cloud Computing solution allows any organization, regardless of size, to gain a world-class infrastructure and dramatically cut its IT costs across the board. This Company was acquired on October 14, 2017

Riteman, Inc. dba ITatOnce:

ITatOnce is a Managed Services Provider specializing in High-End Technical and Professional Services with a focus on Infrastructure Virtualization. ITatOnce offers a full array of IT Solutions and has a proven track record in deploying, implementing, and managing on-premise and cloud virtualized environments. ITatOnce has helped many companies stabilize their IT environments by partnering with industry leading companies and deploying sound proven technical solutions. This Company was acquired on October 14, 2017.

California Recycles, Inc.

California Recycles Inc. is a state certified E-Waste organization founded in 2003. The Company primarily operates by entering into long term collection program agreements and managing collection events with Corporate Entities, Educational Institutions, State and Local municipalities. The State of California is leading the US in the collection of Electronic Waste efforts and each local municipality has a mandate to achieve required quotas of annual collection. The Company has built a good reputation in the field among its type of clientele. This Company was acquired on November 14, 2017.

Background

Crednology Holding Corp is a professional information technology company based in the United States. The Company operates four subsidiaries, of which three are providers of high-end Information Technology services to corporate accounts and the fourth is engaged in Electronic Recycling of mainly end-of-life computer related products. 4Service Cloud Tech, IT@ONCE and Evolve Partners primary referred to here collectively as 4Service.

In the past 10 years our subsidiaries 4Service Cloud Tech, IT@ONCE and Evolve Partners have provided corporate clients with an array of managed technology services in data protection, security and business continuation solutions.

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Since 2008 the Company developed a proprietary secured Cloud Computing solutions and today 4Service is considered to have one of the more sophisticated Cloud infrastructure comprised of best in class technology available, developed together with it’s solution partners – Cisco, Checkpoint, Dell, HP, ENC2, Asigra, VMWare and Microsoft.

We have made a large investment in research and development of our cloud platform and have a substantial installation of equipment, hardware and software in our Data Centers which provide it’s customer the solutions described herein.

Overview

Our first product is the Cloud Orchestrator, the most advanced Secured way for an IT professional to spin a complete corporate network in the cloud in minutes and at a fraction of a price of conventional physical network setups.

Our 4Service Cloud Orchestrator deploys within minutes their own virtual servers according to their own needs from the Company’s secured on-line portal, and the client can pay as they go – with instant access to the latest and greatest technology, never having to buy hardware or operating software again, never having to upgrade their existing hardware infrastructure, never going down again – the Company provides 99.9999% up time guaranteed meaning less than 5 minutes a year downtime to its customers. We give the opportunity to users to work from anywhere, anytime on any device including smartphone as if they are sitting at their office desk. We offer a most secured, fully compliant cloud environment with full perpetual backup with image mirroring technology provides its customers immediate restoration and recovery of business and minimizes loss of data in the event of a disaster.

We believe our 4Service Competitive advantage is that Cloud Orchestrator is priced to compete with Amazon Cloud, Rackspace, Drop Box, Teremark and all leading Cloud Technology providers and offers today advanced, It is fully managed, private, secured and compliant solution as these competitors.

We have developed vertical market expertise in clouding legal, accounting, distribution and health segment where emphasis was built on taking all applications of specific markets to the cloud offering:

•	Secured Cloud
•	Fully Managed 24X7X365 dedicated support
•	Expertise in Vertical Applications
•	Fully Compliant Data Centers
•	Complete Disaster Recovery in minuets
•	Storing and Archived Data to comply with all industries requirements and personal information security requirement.

4Service has established key relationships with industry leaders – Microsoft, VMware, Citrix, Dell, EMC, Checkpoint, Cisco and more.

Business Strategy

We have a three prong strategy: (1) direct sales to corporate, government and educational institutions, (2) lead generations campaigns, and (3) distribution of cloud orchestrator through market leaders in the distribution channels– Ingram Micro, Yechdata, CDW, and Avanti Technologies.

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Products

Our main products are:

Cloud Orchestrator The most advanced Secured way for IT professional to spin a complete corporate networks in the cloud in minutes and at a fraction of a price of conventional physical network setups. Our 4Service Cloud Orchestrator:

•	Deploys within minutes their own virtual servers according to their own needs from the Company’s secured on-line portal, and
•	Allows clients to pay as they go – with instant access to the latest and greatest technology
•	Clients never have to buy hardware or operating software again
•	Clients never have to upgrade their existing hardware infrastructure
•	Clients never go down again – the Company provides
•	99.9999% up time is guaranteed meaning less than 5 minutes a year downtime to its customers.
•	We give the opportunity to users to work from anywhere, anytime on any device including smartphone as if they are sitting at their office desk.
•	We offer the most secured, fully compliant cloud environment
•	We have full perpetual backup with image mirroring technology that provides our customers immediate restoration and recovery of business and minimizes loss of data in the event of a disaster.

Managed Secured Cloud Computing on all platforms

CLOUD SECURED VIRTUAL DESKTOP

•	Manage your entire office from anywhere - PC, iPAD, Tablet, smartphones

CLOUD SECURED VIRTUAL DESKTOP SUPPORT

•	Security Management on users desktop

CLOUD SECURED HOSTED EXCHANGE SERVER

•	Authentication and signature verifying solution

I.T. Disaster recovery and business continuity Solutions and full implementation Service

•	The Company provides complete Disaster Recovery, and business continuity and resilience planning and implementation including complete redundant and full time replications back up services at one of the Company’s remote Data Centers.

Secured Digital data Storage, retrieval and secured communication

•	Fully redundant back up service, archiving and retrieval solutions

Cloud Secured Hosted all Legal, Healthcare and Finance Business Applications

We have developed and provide our clients with application hosting services for Exchange mail, CRM, all accounting and back office applications.

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Our Infrastructure

The Company’s infrastructure consisting of state-of-the-art Network Operations Command Center (NOCC). Our data centers located in several geographic areas in the US where data is stored replicated and retrieved in the most secured and technologically advanced environment.

As a result the Company is one of the few in the industry to be HIPAA, ISA70 and SSAE16 certified to handle remote data storage to the financial, legal and health sectors in the US. Such centers are the optimal place to operate critical and non-critical online business operations. The Los Angeles center has 135,000 sq. ft. of raised floor data center space, an all Cisco network, high-speed, multi-homed, TIER1 bandwidth, N+1 power and cooling redundancy, and advanced security, which provides clients with the reliable, fault-tolerant environment required to operate 24/7/365 mission-critical operations – giving our customers peace of mind.

Marketing

We design, build and market a proprietary Secured VCLOUD solution which gives uniqueness and value, and sets it apart from the many “cloud” solution providers who resale other existing platform.

The Company, while selling direct to end users, also promotes a “White Box” approach where other IT providers resale the Company’s platform to their respective clients as value add. Such “VARS” collect monthly commissions from the Company for every sale they bring.

We employ technical sales representatives experienced in selling managed services to the target vertical clients identified. We promote through webinars and seminars to attract C level management and IT professional to discuss technology and services primarily discussing the Cloud Technology.

We partner with VMWARE ENTERPRISE, Microsoft, HP Cisco, CheckPoint, Verizon Cloud and other large vendors as a certified Solution Providers and capitalize on the relations to offer joint solutions and implementation.

We use its website and on line marketing activities employing all available on line marketing channels, Lead Generation and SEO tools. We are exploring hiring a public relation individual or firms to further enhance and cultivate connections.

The Company utilizes its strong relations with Marketech Corp to enhance on-line lead generation to professional decision makers in corporate America.

Target Market. We target primarily medium size organizations with 50 plus end users and which handle large amount of sensitive data and have mission critical requirements. Specifically the Company offers customized solutions for the following vertical industries:

•	Legal
•	Healthcare
•	Finance
•	Accounting
•	Retail
•	Distribution
•	Federal State and Local agencies

In addition the Company may offer services to smaller professional organizations from 20-50 employees.

Seasonality

We do not expect material seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions.

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Facilities

The Cloud Computing division of the Company operates primarily from two data centers located in Los Angeles and San Diego. The Company leases space, server racks and computing power and connectivity from the hosting data centers. The leases in all three locations are annual with auto-renew at the end of the period. Company has been in these locations for 8 years in San Diego and Los Angeles. The Company moved from a different center in Los Angeles 4 years ago to the current center.

The Company’s assets are primarily network equipment including but not limited to servers, computers, computer equipment, data storage appliances, networking, communication, firewalls and anti-cyber-attack appliances, load balancers, routers, switches and more hardware and many software licenses and programs required in the operation of Cloud Computing, Disaster Recovery and Business Continuity services the Company provides.

The Company has recently leased new state of the art hardware equipment to replace some of the equipment owned and software is either owned or licensed from the software companies. The Company operates from a suite of offices located in Northridge California at the same facilities as the E-Waste division is located.

All the assets relating to the Cloud Computing Division are located in the two data centers. This equipment is replaced every four years for mission critical appliances and six years for non-critical, redundant appliances. Currently all are in perfect working condition and being monitored 24 hours a day.

In the Electronic Waste Division, the main assets are different material handling equipment such as forklifts, pallet jacks, shelving rack systems, tools and machinery required for the operation, a large delivery van, as well as office furniture, office equipment, computers, monitoring and alarm systems.

The Company owns these assets outright with no balances due on any.

All assets used and required for the E-Waste division are in good working condition with scheduled maintenance procedures in place.

The Company leases the E-waste facilities and main office building in Northridge CA on a 3 year lease which was renewed for one year in March 2017. The Company has an option to renew for two additional years.

Intellectual Property

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

As of June 30, 2018, we had one full time employee and 11 part time employees, including officers and directors. We believe that we will be successful in attracting experienced and capable personnel. Our employee has entered into agreements with us requiring him not to compete or disclose our proprietary information. Our employee is not represented by any labor union. We believe that relations with our employee are excellent. Usually the number of total employees and number of full-time employees will vary.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of June 30, 2018:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees
Orie Rechtman, CEO and Director	67	Since December 2017	60

Orie Rechtman – CEO and Director

Mr. Rechtman has been a veteran of the computer industry since its inception 1980.

He was a founder and leader in establishing the first distribution channel for computer software to K-12 educational institutions in the United States. As President of Home and School Computing Inc. Mr. Rechtman formed a sales and service organization to support over 35,000 schools nationwide. In 1989 Mr. Rechtman merged the Company with Soft-Wareforce then a $2 Million in sales organization specializing in software sales to enterprise clients. Mr. Rechtman was the driving force behind the Company’s growth. The Company was recognized as one of the top 500 System Integrators (Ranked 176) in the USA with sales approaching $200 Million in the year 2000. The Company was recognized as the second largest company in its sector of a California-based company. His vision and management skills were key elements behind the commitment to both internal-organic growth and external growth through a series of mergers and acquisitions.

After the sale of the Company in 2002, Mr. Rechtman continued his strategy of investment in small companies, providing them with management, capital and growth strategy with the objective of maximizing return on investment and building value for the shareholders. Mr. Rechtman is a Board member of Micronet Inc. Raid System Manufacturers, a Board member and Co-founder of Marketech Corp., a technology marketing company. A Board member of Step Strategy Inc., a marketing, management and restructuring organization.

He was nominated as Entrepreneur of the Year” by Deloitte Touche for Inc500, selected as “Person of the Year” by the Hebrew Academy for contributing to the education of underprivileged children, and is a member of Pacific Palisades Jewish Community Board.

Mr. Rechtman served from 1969-1972 in the Israeli Air Force, Honorably Discharged/ From 1973-1976. He studied Business Administration at USC, with emphasis on Organizational Behavior and International Trade. In 1976 he took external courses at School of Business Law LACC. In 1979 he took graduate courses at the School of Management at UCLA.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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Employment Agreements

Mr. Rechtman has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2017:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

Orie Rechtman, Chairman and Director	$66,373	-0-	-0-	$66,373

Total	$66,373	-0-	-0-	$66,373

The Company intends to pay Mr. Rechtman $75,000 in cash compensation for year ending 2018. To date, no compensation has been accrued or paid to Mr. Rechtman.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

The Company's stockholders have approved a 2018 Stock Option Plan, as previously adopted by our Board of Directors (the “Plan”). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Mr. Rechtman has entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that he shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

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Legal/Disciplinary History

None of Crednology Holding Corp.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Crednology Holding Corp.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Crednology Holding Corp.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Crednology Holding Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

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The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of June 30, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent (5%) of our capital stock. The percentage of beneficial ownership in the table below is based on 1,953,845,940 Common Shares Issued and Outstanding as June 30, 2018.

Name (1)	Common Stock	Percentage of Total Common Stock Outstanding (2)	Percentage of Class A Common Stock Outstanding Assuming All Shares Offered are Sold (3)
Tangiers Investment Group, LLC 2251 San Diego Ave., Suite 8150 San Diego, CA 92110	194,666,667	9.1	25.4

All officers and directors and 5% holders	194,666,667	9.96	6.6

Preferred Stock

Class of Preferred Stock	Holder	Shares Held	Percentage of Shares Outstanding
Series A Preferred Stock	Orie Rechtman (1)	1	100.00%
Series B Preferred Stock	Orie Rechtman (1)	2	100.00%
Series C Preferred Stock	Orie Rechtman (1)	10	10%

________________

(1) Address: 18351 Eddy Street, B, Northridge, CA 91325

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of July 5, 2018	Terms
Preferred A Stock	$0.001	1	1	Convertible into 50% of Common Stock
Preferred B Stock	$0.001	2	2	Each share converts into 25% of the Common Stock
Preferred C Stock	$0.001	100	10	Convertible into 90% of Common Stock
Common Stock	$0.001	6,000,000,000	2,148,512,607

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DESCRIPTION OF SECURITIES

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The Common Stock

We are authorized to issue 6,000,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 20,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has issued ten additional shares of “C” preferred stock as a result of the purchase of Riteman, Inc. and Landmark PMG, LLC.

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PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to: the rate of dividend; whether the shares may be called and, if so, the call price and the terms and conditions of call; the amount payable upon the shares in the event of voluntary and involuntary liquidation; sinking fund provisions, if any for the call or redemption of the shares; the terms and conditions, if any, on which the shares may be converted; voting rights; and whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

Classes of Preferred Stock

Series A Preferred Stock

There is authorized One (1) share of Series A Preferred Stock with a par value of $0.001 per share.

Dividends. The Series A Preferred Stock shall not participate in dividends.

Conversion. Each share of Series A Preferred shall be convertible into into 25% of the Company's issued share capital.

Adjustments for Reclassification and Reorganization, Mergers, Consolidations or Sales of Assets. If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the conversion rate shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.

Reorganizations. If at any time or from time to time after the date of this Certificate, there is a capital reorganization of the Common Stock (reverse split, forward split, etc.), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the same number of shares of Common Stock to which that holder would have been entitled prior to such capital reorganization. In essence, the number of Series A Preferred Stock authorized, issued and outstanding, and the number of shares of Common Stock into which such Series A Preferred is convertible, shall not be affected by any such capital reorganization.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred shall not be entitled to receive any amounts in liquidation.

Voting. Except as otherwise expressly provided herein or as required by law, the Holders of shares of Series A Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Series A Preferred Stock shall be entitled to votes equal to Twenty Five Percent of the Corporation's issued share capital.

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SERIES B PREFERRED STOCK

There are authorized Two (2) shares of Class B Preferred Stock with a par value of $0.001 per share.

Dividends. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors in its sole discretion. The Series B Preferred Stock shall participate in dividends based on votes per share in pari passu with the Common Stock, and not based on shares.

Conversion. Each share of Series B Preferred shall, at the option of the holder thereof, at any time and from time to time, be convertible into Series B Preferred Stock converts into 25% of the Company's issued share capital per share.

Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as would have been equal to the ratio established prior to the reverse split. The Conversion Rate of shares of the Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by reverse split following the forward split.

Voting Rights. Except as otherwise expressly provided or as required by law, the Holders of shares of Series B Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. Each share of Series B Preferred shall, at the option of the holder thereof, at any time and from time to time, be entitled to votes equivalent to 25% of the Company's issued share capital per share.

Adjustments for Reclassification and Reorganization, Mergers, Consolidations or Sales of Assets. If the Common Stock issuable upon conversion of the Series B Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the conversion rate shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred immediately before that change.

Reorganizations. If at any time or from time to time after the date of this Certificate, there is a capital reorganization of the Common Stock (reverse split, forward split, etc.), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the same number of shares of Common Stock to which that holder would have been entitled prior to such capital reorganization. In essence, the number of Series B Preferred Stock authorized, issued and outstanding, and the number of shares of Common Stock into which such Series B Preferred is convertible, shall not be affected by any such capital reorganization.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred shall not be entitled to receive any amounts in liquidation.

Involuntary Liquidation. In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation. The Series B Preferred shall automatically be converted into Common Stock at the conversion rate hereinabove stated.

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SERIES C PREFERRED STOCK

There are authorized One Hundred (100) shares of Series C Preferred Stock with a par value of $0.001 per share.

Dividends. The Series C Preferred Stock shall not participate in dividends with the Common Stock.

Conversion. The Series C Preferred Stock shall convert into 90% of the Company's issued share capital at the option of the holder thereof, at any time and from time to time. The conversion right of the holders of Series C Preferred Stock shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its transfer agent for the Series C Preferred, accompanied by written notice electing conversion. No additional consideration or any other action need to be taken in order to effectively convert the Series C Preferred to the Common Stock of the Corporation. Immediately prior to the close of business on the date the Corporation receives written notice of conversion, each converting holder of Series C Preferred shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Series C Preferred notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such person.

Shares of Series C Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible into the number of shares of Common Stock after the reverse split as would have been equal to the ratio established prior to the reverse split. The Conversion Rate of shares of the Series C Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by reverse split following the forward split.

Adjustments for Reclassification and Reorganization, Mergers, Consolidations or Sales of Assets. If the Common Stock issuable upon conversion of the Series C Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the conversion rate shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred immediately before that change.

Reorganizations. If at any time or from time to time after the date of this Certificate, there is a capital reorganization of the Common Stock (reverse split, forward split, etc.), as a part of such capital reorganization, provision shall be made so that the holders of the Series C Preferred shall thereafter be entitled to receive upon conversion of the Series C Preferred the same number of shares of Common Stock to which that holder would have been entitled prior to such capital reorganization. In essence, the number of Series C Preferred Stock authorized, issued and outstanding, and the number of shares of Common Stock into which such Series C Preferred is convertible, shall not be affected by any such capital reorganization.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series C Preferred shall not be entitled to receive liquidation in preference to the holders of common shares or any other class or series of preferred stock. Rather, the Series C Preferred shall automatically be converted into Common Stock at the conversion rate hereinabove stated.

Involuntary Liquidation. In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation. The Series C Preferred shall automatically be converted into Common Stock at the conversion rate hereinabove stated.

Voting. The Holders of shares of Series C Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Series C Preferred Stock shall be entitled to votes equivalent to 90% of the Company's issued share capital at the option of the holder thereof.

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DIVIDEND POLICY

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We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

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Current Offering

Crednology Holding Corp. (“Crednology Holding Corp.,” “We,” or the “Company”) is offering up to $5,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 6,000,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214, Phone: 503-227-5950. Our transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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SHARES ELIGIBLE FOR FUTURE SALE

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Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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LEGAL MATTERS

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Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

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The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

35

Crednology, Inc.

JUNE 30, 2018 AND DECEMBER 31, 2017

(UNAUDITED)

F-1

CREDNOLOGY HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,635	$34,836
Accounts receivable	69,017	77,097
Inventory	22,893	7,630
Organizational costs	144,000	144,000
Total current assets	245,545	263,563

PROPERTY AND EQUIPMENT, net of accumulated depreciation	377,303	415,059

OTHER ASSETS
Customer Acquisition	50,000	–
Goodwill	451,695	451,695
Deposits	4,500	4,500
Total other assets	506,195	456,195

TOTAL ASSETS	$1,129,043	$1,134,817

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,049	$10,958
Directors Loan Account	50,000	–
Notes Payable	–	134,514
Convertible notes payable	134,514	4,287
Accrued default interest	–	2,316
Total current liabilities	188,563	152,075

LONG-TERM LIABILITIES
Notes Payable	391,223	470,728
Total Long Term Liabilities	391,223	470,728

STOCKHOLDERS’ EQUITY
Preferred stock authorized 20,000,000 shares, $.001 par value each. At December 31, 2016 and December 31, 2015 there are 4 and 3 shares issued and outstanding, respectively	–	–
Common stock authorized 3,500,000,000 shares, $.001 par value each at March 31, 2018 and December 31, 2017, 1,953,845,940 and 1,795,886,569 shares issued and outstanding, respectively	1,953,846	1,795,887
Additional paid in capital	(414,816)	(259,173)
Retained earnings (deficit)	(989,773)	(1,024,700)
Total stockholders’ equity	549,257	512,014

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,129,043	$1,134,817

The accompanying notes are an integral part of these statements.

F-2

CREDNOLOGY HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017

Revenue-Merchandise sales	$546,056	$623,337
Cost of goods Sold	235,615	223,228
Gross Profit	310,441	400,109

Operating Expenses
Salaries and wages	73,000	28,779
Selling, general and administrative	164,758	271,477
Depreciation and amortization expense	37,756	31,756
Total operating expenses	275,514	332,012

Net income (loss) from operations	34,927	68,097

Other income (expenses)
Organizational Expense relating to parent	–	35,000

Net income (loss)	$34,927	$33,097

Basic earnings (loss) per common share	$.00	$.00

Weighted average shares outstanding (basic and diluted)	1,907,093,172	665,842,162

The accompanying notes are an integral part of these statements

F-3

CREDNOLOGY HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30. 2017

OPERATING ACTIVITIES
Net income (loss)	$34,927	$33,097
Adjustments for noncash and nonoperating items:
Depreciation and amortization expense	37,756	31,756
Issuance of common stock for debt	2,316	58,267
Changes in operating assets and liabilities:
Accounts receivable	8,080	(13,339)
Accounts payable	(6,909)	48
Inventory	(15,263)	–
Cash provided (used) by operating activities	60,907	109,829

INVESTING ACTIVITIES:
Customer Acquisition	(50,000)	–
Purchase of property and equipment	–	(39,500)
Cash (used) by investing activities	(50,000)	(39,500)

FINANCING ACTIVITIES:
Directors Loan Account	50,000	–
Accrued Interest payments	–	(56,16)
Payments on Notes Payables	(79,505)	(8,724)
Payments on convertible notes	(6,603)	(3,451)
Cash provided (used) by financing activities	(86,108)	(67,892)

NET INCREASE, (DECREASE) IN CASH AND CASH EQUIVALENTS	(25,201)	2,437
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	34,836	36,414
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,635	$38,851

Supplemental Disclosures of Cash Flow Information:
Interest expense paid	$10,881	$–

The accompanying notes are an integral part of these statements

F-4

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

June 30, 2018

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:

Crednology Holding Corporation (the “Company”) (formerly “Cooper Holding Corp”) was incorporated in the state of Delaware in 1998 under the name of Celebrity Entertainment Group, Inc.

Crednology Holding Corp.

Crednology Holding Corp, a Delaware corporation, is a public holding company that is an acquirer and operator of subsidiaries which concentrate their activities within the financial and credit industry. The Company is dedicated to enhancing shareholder value through a strategic combination of organic growth, mergers and acquisitions. The Company's three operating subsidiaries are:

Landmark PMG, LLC dba 4 Service Cloud:

4Service is a business continuity solutions provider that specializes in cloud computing and disaster recovery services.

The Company offers a 3-Tier approach to our disaster recovery strategy and our Private Managed Cloud Computing offering is comprised of only the best-in-class Industry leading equipment.

Utilizing the newest desktop and server virtualization technologies, our Cloud Computing solution allows any organization, regardless of size, to gain a world-class infrastructure and dramatically cut its IT costs across the board.

This Company was acquired on October 14, 2017.

Riteman, Inc. dba ITatOnce:

ITatOnce is a Managed Services Provider specializing in High-End Technical and Professional Services with a focus on Infrastructure Virtualization.

ITatOnce offers a full array of IT Solutions and has a proven track record in deploying, implementing, and managing on-premise and cloud virtualized environments.

ITatOnce has helped many companies stabilize their IT environments by partnering with industry leading companies and deploying sound proven technical solutions.

On June 1, ITatOnce added the customers acquired from Evolve to its business. This Company was acquired on October 14, 2017.

California Recycles, Inc.:

California Recycles Inc. is a state certified E-Waste organization founded in 2003. The company primarily operates by entering into long term collection program agreements and managing collection events with Corporate Entities, Educational Institutions, State and Local municipalities. The State of California is leading the US in the collection of Electronic Waste efforts and each local municipality has a mandate to achieve required quotas of annual collection. The company has built a good reputation in the field among its type of clientele.

This Company was acquired on November 14, 2017.

F-5

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

June 30, 2018

Basis of Presentation

The financial statements included herein have been prepared without audit. Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. These unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present the operations and cash flows for the periods presented.

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. During the periods presented, the Company had no cash equivalents.

Accounts receivable

The Company uses the allowance method to account for uncollectible accounts receivable. We maintain allowances for the estimated losses from doubtful accounts which result when our customers are unable to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made. As of June 30, 2018 and December 31, 2017, there were no doubtful allowances recorded.

Prepaid Expenses

There were no prepaid expenses in 2018 or 2017.

Recently Enacted Accounting Standards

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04 (“ASU 2011-04”), “Fair Value Measurement:

Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” ASU 2011-04 improves comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. generally accepted accounting principles and International Financial Reporting Standards. ASU 2011-04 clarifies the application of existing fair value measurement requirements including (1) the application of the highest and best use and valuation premise concepts, (2) measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity, and (3) quantitative information required for fair value measurements categorized within Level 3. ASU 2011-04 also provides guidance on measuring the fair value of financial instruments managed within a portfolio and application of premiums and discounts in a fair value measurement. In addition, ASU 2011-04 requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The amendments in this guidance are to be applied prospectively, and are effective for interim and annual periods beginning after December 15, 2011. The Corporation adopted this standard on March 1, 2012. The adoption of this standard did not have a material effect on the Corporation’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05 (“ASU 2011-05”), “Comprehensive Income (Topic 220): Presentation of Comprehensive Income.” ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in shareholders’ equity and requires the presentation of components of net income and other comprehensive income either in a single continuous statement or in two separate but consecutive statements. The provisions of this guidance are effective for interim and annual periods beginning after December 15, 2011. Effective March 1, 2012, the Corporation adopted the two consecutive statements approach for the presentation of components of net income (loss) and other comprehensive income (loss) and a total for comprehensive income (loss). The Corporation’s Consolidated Financial Statements include the Consolidated Statement of Comprehensive Income as a result of adopting this standard. In February 2013, the FASB issued ASU No. 2013-02 (“ASU 2013-02”), “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” ASU 2013-02 requires entities to disclose additional information about changes in other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income and the income statement line items affected. The provisions of this guidance are effective prospectively for annual and interim periods beginning after December 15, 2012. The Corporation does not expect that the adoption of this standard will have a material effect on its financial statements.

F-6

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

June 30, 2018

In July 2012, the FASB issued ASU No. 2012-02 (“ASU 2012-02”), “Testing Indefinite-Lived Intangible Assets for Impairment.” ASU 2012-02 gives entities an option to first assess qualitative factors to determine whether the existence of events and circumstances indicate that it is more likely than not that an indefinite-lived intangible asset is impaired. If based on its qualitative assessment an entity concludes that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, quantitative impairment testing is required. However, if an entity concludes otherwise, quantitative impairment testing is not required. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Corporation does not expect that the adoption of this standard will have a material effect on its financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

The estimated service lives of property and equipment are principally as follows:

Furniture and fixtures	5- 7 years
Computer equipment	5- 7 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

Asset Impairments

The company regularly reviews its investments and other assets that include the extent to which carrying value exceeds its related market value, the financial condition of the investee, and the intent and ability to retain the investment for a sufficient period of time to allow for recovery of the market value of the investments.

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company’s financial statements include cash and cash equivalents, short-term investments, accounts receivable, other receivables, other assets, accounts payable, notes payable and due to affiliates. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments.

Advertising Cost

There were no advertising expenses for the three months ended June 30, 2018 and December 31, 2017 respectively.

Revenue Recognition

Our revenue is derived from contracts with our customers to whom we provide cloud computing solutions, and also from disaster recovery fees charged to customers for recovering data. In addition, revenue is also derived from sales of Electronic waste products and services. No revenue is recognized until fully earned.

F-7

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED
June 30, 2018

NOTE B – EARNINGS PER SHARE

The computation of earnings per share is based on the weighted average number of common shares outstanding during the period presented. Diluted earnings per common share is the same as basic earnings per common share as there are no potentially dilutive securities outstanding (options and warrants). The weighted average number of shares outstanding for the period in which the combination took place is based on the weighted average number of shares of the legal subsidiary that are outstanding from the beginning of the period to the date.

NOTE C – INCOME TAXES

The Company provides for the tax effects of transactions reported in the financial statements. The provision, if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of June 30, 2018 and December 31, 2017, the Company had deferred tax assets of $726,126 and $726,126 respectively. A valuation allowance has been applied against deferred tax assets. The Company had no deferred tax liabilities as of June 30, 2018 and December 31, 2017, and no current tax liability for six months ended June 30, 2018 and December 31, 2017.

At June 30, 2018 and December 31, 2017, the Company has net operating loss carryforwards for income tax purposes of approximately $1.1 million respectively. These carry forward losses may be available to offset future taxable income, if any, and expire in the year 2022.

SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

NOTE D – INTANGIBLE ASSETS

Goodwill:

Goodwill as of June 30, 2018 and December 31, 2017 is $451,695 respectively.

Goodwill represents the excess of the purchase consideration over the net of the acquisition fair value of identifiable assets acquired, including identifiable intangible assets, and liabilities assumed in connection with our business combinations. This goodwill as of June 30, 2018 and December 31, 2017 arose due to the original acquisition of Riteman, Inc.

Customer Acquisition

Customer acquisition as of June 30, 2018 was $50,000 and $0 as of December 31, 2017.

Customer acquisition reflects the cost of acquiring active customers from Evolve, a Company that was in the cloud computing business. The Company paid $50,000 for these customers that currently generate a minimum of $100,000 per annum revenue and $50,000 gross profit.

NOTE E – COMMON/PREFERRED STOCK ISSUANCES

In January 2018, conversions of stock totaling 157,959 shares of common stock.

During the year ended December 31, 2017 there were 16 conversions of stock totaling 1,304,441,847 shares of common stock.

These shares were converted as a result of penalty interest charged by a funding source in the year ended December 31, 2016. There are no penalty charges in the six months ended June 30, 2018 or in the year ended December 31, 2017.

F-8

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

June 30, 2018

NOTE F – COMMITMENTS AND CONTINGENCIES

Lease agreement:

In March 2017 the Company entered into a new two year lease at a rental of $3,750.00 per month with an option to renew for two additional years.

Legal Issues:

The Company may become subject to claims from time to time during the ordinary course of doing business. Until the merits of any such claim can be determined and the related monetary effect determined, the Company does not report any adjustment to the financial statements or recognize a contingent liability.

NOTE G – RELATED PARTY TRANSACTIONS

Oriel Rechtman, the CEO of the Company, loaned the Company $50,000 to acquire the customers of Evolve, a company that was in the cloud computing business. This loan is a short-term loan that will be repaid when the Company has the funds to do so. Interest of 5% per annum will be charged commencing on July 1, 2018.

NOTE H – CONVERTIBLE NOTES PAYABLE

Convertible notes payable, excluding accrued default interest totals $134,514 at June 30, 2018 and December 31, 2017 respectively.

Convertible notes payable consist of the following:

On January 26, 2017, the Company entered into a Convertible Note (“Convertible Note”) with Tangiers Investment Group, LLC, (“Tangiers”) in the amount of Fifty Thousand Dollars ($50,000). The Convertible Note included an original issue discount of $5,000.

The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price, which shall mean 40% of the Market Price. The Market Price is defined as the lowest Trading Price for the common stock during the 20 (twenty) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. The Convertible Note has a term of one (1) year and bears guaranteed interest at ten percent (10%). In the Event of Default, the Note shall bear interest on the due and unpaid principal amount at the rate ("Default rate") equal to the lower of 20% per annum or the highest rate permitted by law. In the event of acceleration of the Note, the amount due and owing to the Holder shall be 150% of the outstanding Principal Amount of the Note held by the Holder plus all accrued interest, fees and liquidated damages. respectively.

On April 6, 2017, the Company entered into a Convertible Note (“Convertible Note”) with Tangiers Investment Group, LLC, (“Tangiers”) in the amount of One Hundred and Ten Thousand Dollars ($110,000). The Convertible Note included an original issue discount of $10,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price, which shall mean 40% of the Market Price. The Market Price is defined as the lowest Trading Price for the common stock during the 20 (twenty) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. The Convertible Note has a term of one (1) year and bears guaranteed interest at ten percent (10%). In the Event of Default, the Note shall bear interest on the due and unpaid principal amount at the rate ("Default rate") equal to the lower of 20% per annum or the highest rate permitted by law. In the event of acceleration of the Note, the amount due and owing to the Holder shall be 150% of the outstanding Principal Amount of the Note held by the Holder plus all accrued interest, fees and liquidated damages respectively.

F-9

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

June 30, 2018

On January 18, 2017 the Company agree to an amendment to the note dated July 18, 2013. The terms of this amendment are as follows;

The “Conversion Price” shall be equal to 40% of the lowest trading price of the Company’s common stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. For the purpose of calculating the Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on “chilled” status with the Depository Trust Company (“DTC”), the discount shall be increased by 10%, i.e., from 60% to 70%, until such chill is remedied. If the Company is not Deposits and Withdrawal at Custodian (“DWAC”) eligible through their Transfer Agent and DTC’s Fast Automated Securities Transfer (“FAST”) system, the discount will be increased by 5%, i.e., from 60% to 65%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 60% to 75%. Any default of this Note not remedied within the applicable cure period will result in a permanent additional 10% increase, i.e., from 60% to 70%, in addition to any other discount, as provided above, to the Conversion Price discount.

NOTE I – LONG TERM LIABILITIES

Notes Payable

Notes Payable as at June 30, 2018 and December 31, 2017 was $391,223 and $470,728 respectively.

The first note is a loan that was raised to assist in the financing of infrastructure and growth of 4service Cloud. The original amount of the loan was $720,000 with interest at prime plus 5.5% repayable in monthly instalments of $8,087 over ten years. The loan is current with a balance as of June 30, 2018 and December 31, 2017 of $ of $231,860 and $271,226 respectively.

The second loan was the financing of $250,000 provided by our CEO Orie Rechtman for the purchase of California Recycles, Inc. The interest rate on this loan is at prime plus 2%. Mr. Rechtman has the option to convert the loan into common or preferred stock in the Company.

As of June 30, 2018 and December 31, 2017 there is $159,363 and $199,502 outstanding respectively.

NOTE J – SUBSEQUENT EVENTS

On July 5, 2018, a convertible lender converted 194,666,667 shares. Although converted these shares cannot be sold into the market until January 2019.

F-10

CREDNOLOGY HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$34,836	$36,414
Accounts receivable	77,097	48,386
Inventory	7,630	–
Organizational costs	144,000	144,000

Total current assets	263,563	228,800

PROPERTY AND EQUIPMENT, net of accumulated depreciation	415,059	439,071

OTHER ASSETS
Customer lead list, net of amortization of $176,310 and $144,983 respectively	–	–
Goodwill	451,695	451,695
Deposits	4,500	4,500

Total other assets	456,195	456,195

TOTAL ASSETS	$1,134,817	$1,124,066

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$10,958	$11,791
Notes Payable (Current Portion)	134,514	99,660
Convertible notes payable	4,287	6,087
Accrued default interest	2,316	153,782

Total current liabilities	152,075	271,320

LONG-TERM LIABILITIES
Notes Payable	470,728	551,226

Total Long Term Liabilities	470,728	551,226

STOCKHOLDERS’ EQUITY
Preferred stock authorized 20,000,000 shares, $.001 par value each. At December 31, 2016 and December 31, 2015 there are 4 and 3 shares issued and outstanding, respectively	–	–
Common stock authorized 3,500,000,000 shares, $.001 par value each. At December 31, 2017 and December 31, 2016 there are 1,795,886,569 and 491,444,722 shares issued and outstanding, respectively	1,795,887	491,445
Additional paid in capital	(259,173)	887,013
Retained earnings (deficit)	(1,024,700)	(1,076,943)

Total stockholders’ equity	512,014	201,520

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,134,817	$1,124,066

The accompanying notes are an integral part of these statements.

F-11

CREDNOLOGY HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For The Year Ended December 31, 2017	For The Year Ended December 31, 2016
Revenue - Merchandise sales	$1,146,517	$774,877
Cost of goods sold	419,387	81,589

Gross Profit	727,130	693,288

Operating Expenses
Salaries and wages	83,043	116,840
Selling, general and administrative	491,680	491,358
Stock issued for consulting services	–	60,000
Stock issued to Employees	–	40,000
Depreciation and amortization expense	63,512	28,575

Total operating expenses	638,235	736,773

Net income (loss) from operations	88,895	(43,485)

Other income (expenses)
Organizational expense relating to parent	(35,000)	–
Defaulted interest expense	–	(151,208)

Net income (loss)	$53,895	$(194,693)

Basic earnings (loss) per common share	$.00	$.00

Weighted average shares outstanding (basic and diluted)	1,457,093,172	454,562,853

The accompanying notes are an integral part of these statements.

F-12

CREDNOLOGY HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

UNAUDITED

	Common		Preferred		Additional Paid in	Accumulated earnings
	Shares	Amount	Shares	Amount	Capital	(deficit)	Total
Balance at December 31, 2015 (Unaudited)	324,222,500	$324,222	–	$0	$712,569	$(380,573)	$656,218

Issuance of common shares for consulting services	75,000,000	60,000	–	–	60,000	–	120,000

Issuance of common shares for employees	50,000,000	40,000	–	–	20,000	–	60,000

Issuance of common shares for debt reduction	67,222,222	67,222	–	–	94,444	–	161,666

Loss incurred on the disposition of subsidiary companies	–	–	–	–	–	(501,677)	(501,677)

Net (loss) for the year ended December 31, 2016	–	–	–	–	–	(194,693)	(194,693)

Balance at December 31, 2016	491,444,722	$491,444	–	$–	$887,013	$(1,076,943)	$301,515

Issuance of common shares for debt reduction	1,304,441,847	1,304,443	–	–	(1,146,191)	–	158,252

Net profit for year	–	–	–	–	–	53,895	53,895

Balance at December 31, 2017	1,795,886,569	$1,795,887	–	$–	$(259,173)	$(1,024,700)	$512,014

The accompanying notes are an integral part of these statements.

F-13

CREDNOLOGY HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	For The Year Ended December 31, 2017	For The Year Ended December 31, 2016
OPERATING ACTIVITIES
Net income (loss)	$53,894	$(194,693)
Adjustments for noncash and nonoperating items:
Depreciation and amortization expense	66,512	28,5775
Issuance of common stock for consulting fees	–	120,000
Issuance of Stock for Employees	–	60,000
Defaulted convertible notes principal	–	–
Issuance of common stock for debt	158,256	161,572
Loss incurred on disposition of assets	–	(616,345)
Changes in operating assets and liabilities:
Accounts receivable	(28,711)	(189,182)
Goodwill	–	5,404
Prepaid expenses	–	(129,400)
Organization costs	–	144,000
Accounts payable	(833)	14,136
Inventory	(7,630)	–
Deposit	–	4,500
Officer loan payable	–	(160,432)
Accrued default interest	(151,466)	144,708
Cash provided (used) by operating activities	87,023	(610,057)

INVESTING ACTIVITIES:
Purchase of customer list leads	–	(31,327)
Purchase of property and equipment	39,500	393,374
Cash (used) by investing activities	39,500	362,047

FINANCING ACTIVITIES:
Cash proceeds notes payable	34,849	279,404
Payments on convertible notes	(83,950)	(25,168)
Cash provided (used) by financing activities	(49,101)	239,578

NET INCREASE, (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,578)	6,226

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	36,414	30,188

CASH AND CASH EQUIVALENTS, END OF PERIOD	$34,836	$36,414

Supplemental Disclosures of Cash Flow Information:
Interest expense paid	$9,500	$0

The accompanying notes are an integral part of these statements.

F-14

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:

Crednology Holding Corporation (the "Company") (formerly "Cooper Holding Corp") was incorporated in the state of Delaware in 1998 under the name of Celebrity Entertainment Group, Inc.

Crednology Holding Corp.

Crednology Holding Corp, a Delaware corporation, is a public holding company that is an acquirer and operator of subsidiaries which concentrate their activities within the financial and credit industry. The Company is dedicated to enhancing shareholder value through a strategic combination of organic growth, mergers and acquisitions. The Company's three operating subsidiaries are:

Landmark PMG, LLC dba 4 Service Cloud:

4Service is a business continuity solutions provider that specializes in cloud computing and disaster recovery services.

The Company offers a 3-Tier approach to our disaster recovery strategy and our Private Managed Cloud Computing offering is comprised of only the best-in-class Industry leading equipment.

Utilizing the newest desktop and server virtualization technologies, our Cloud Computing solution allows any organization, regardless of size, to gain a world-class infrastructure and dramatically cut its IT costs across the board.

This Company was acquired on October 14, 2017.

Riteman, Inc. dba ITatOnce:

ITatOnce is a Managed Services Provider specializing in High-End Technical and Professional Services with a focus on Infrastructure Virtualization.

ITatOnce offers a full array of IT Solutions and has a proven track record in deploying, implementing, and managing on-premise and cloud virtualized environments.

ITatOnce has helped many companies stabilize their IT environments by partnering with industry leading companies and deploying sound proven technical solutions.

This Company was acquired on October 14, 2017.

F-15

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

California Recycles, Inc.:

California Recycles Inc. is a state certified E-Waste organization founded in 2003. The company primarily operates by entering into long term collection program agreements and managing collection events with Corporate Entities, Educational Institutions, State and Local municipalities. The State of California is leading the US in the collection of Electronic Waste efforts and each local municipality has a mandate to achieve required quotas of annual collection. The company has built a good reputation in the field among its type of clientele.

This Company was acquired on November 14, 2017.

The following companies were sold during the year ended December 31, 2016.

CreditDNA, Inc.

CreditDNA offers an exclusive Personal Credit and Financial Management program not available through any non-affiliated credit or financial management company. With our cutting-edge Point Deduction Technology, easy to use Target Score Simulator, Budget Analysis Software and top-of the-line Customer Service, we offer a unique way to understand your credit and finances.

CreditDNA was created to inform the public about the importance of establishing and maintaining a healthy financial and credit lifestyle. Our staff has over 31 years of experience in educating the public on behavioral patterns in managing finances and credit. Combining strategic procedures, education, and testing, along with easy to use software, our members are able to develop and conquer their personal goals allowing them to become desirable 'borrowers for lenders, (who will in turn give them better rates), for anyone that is paying high insurance premiums, for anyone that is thinking of applying for credit or even a new job rates, for anyone that is paying high insurance premiums, for anyone that is thinking of applying for credit or even a new job.

This Company was sold on October 17, 2016.

ScoreNavigator, Inc.

ScoreNavigator is a credit data analysis company designed for customers and loan originators. ScoreNavigator provides consumers with an electronic version of a credit report and trans risk credit score. It's scientific analytical tool identifies where most errors occur in credit data, assigns a number from 0 to 100+ per credit line item, and recommendations provided are based on the understanding of credit score calculations and how different factors affect either positively or negatively. Our credit monitoring feature can be helpful for spotting certain problems, such as if somebody opens a new credit account in your name using stolen information. Members are alerted to important activity such as credit inquiries, public records, delinquencies, negative information, new accounts and other changes in their credit history.

The Target Score Simulator is an innovative product allowing you to enter a target score and based on credit data will provide a plan to achieve your goal. The Target Simulator, using Point Deduction Technology, analyzes your credit data and create a list of recommendations. This information allows members to build a plan enabling them to capture and/or build points in the fastest, easiest, and most economical way.

This Company was sold on October 17, 2016.

F-16

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

Basis of Presentation:

The financial statements included herein have been prepared without audit. Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. These unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present the operations and cash flows for the periods presented.

Restatement of Previously Issued Financial Statements

During the second quarter ended June 30, 2013, after the Agreement and Plan of Exchange between Crednology Holding Corporation and Cooper Holding Corp, the following events have been restated to correct omissions in regards to the merger.

Convertible notes payable: (see Note-H)

Convertible notes payable aggregating $30,000 and $20,000 in the year 2013 have been restated. This resulted in an increase of$10,000 to legal and administrative fees and $40,000 to consulting and professional fees.

At December 31, 2014, the $30,000 note was in default and the $20,000 note had a balance of $3,955. At December 31, 2015, both notes were in default in the amounts of $33,300 and $3,955.

Accounts payable:

A consulting agreement executed on June 1, 2013 for professional services in the amount of $20,000 has been restated resulting in an increase to professional expenses.

Officer loan payable:

Expenses incurred by the President of the Company aggregated $160,000 during and after the merger. The restated expenses of travel, legal fees, general and administrative expenses resulted in an increase to operating expenses in the year 2013.

The effect of the above restatements resulted in an increase of net loss by $230,000 in the year 2013, an increase in net income by $9,669 in the year 2014 and a decrease of net loss by $11,003 in the year 2015.

F-17

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. During the periods presented, the Company had no cash equivalents.

Accounts receivable

The Company uses the allowance method to account for uncollectible accounts receivable. We maintain allowances for the estimated losses from doubtful accounts which result when our customers are unable to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made. As of December 31, 2017 and 2016, there were no doubtful allowances recorded.

Prepaid Expenses

There were no prepaid expenses in 2017 or 2016.

Recently Enacted Accounting Standards

In May 2011, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2011-04 ("ASU 2011-04"), ''Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." ASU 2011-04 improves comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. generally accepted accounting principles and International Financial Reporting Standards. ASU 2011-04 clarifies the application of existing fair value measurement requirements including (1) the application of the highest and best use and valuation premise concepts, (2) measuring the fair value of an instrument classified in a reporting entity's shareholders' equity, and (3) quantitative information required for fair value measurements categorized within Level 3. ASU 2011-04 also provides guidance on measuring the fair value of financial instruments managed within a portfolio and application of premiums and discounts in a fair value measurement. In addition ASU 2011-04 requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The amendments in this guidance are to be applied prospectively, and are effective for interim and annual periods beginning after December 15, 2011. The Corporation adopted this standard bn March 1, 2012. The adoption of this standard did not have a material effect on the Corporation's financial statements.

F-18

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

In June 2011, the FASB issued ASU No. 2011-05 ("ASU 2011-05"), "Comprehensive Income (Topic 220): Presentation of Comprehensive Income." ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in shareholders' equity and requires the presentation of components of net income and other comprehensive income either in a single continuous statement in two separate but consecutive statements. The provisions of this guidance are effective for interim and annual periods beginning after December 15, 2011. Effective March 1, 2012, the Corporation adopted the two consecutive statements approach for the presentation of components of net income (loss) and other comprehensive income (loss) and a total for comprehensive income (loss). The Corporation's Consolidated Financial Statements include the Consolidated Statement of Comprehensive Income as a result of adopting this standard. In February 2013, the FASB issued ASU No. 2013-02 ("ASU 2013-02"), "Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." ASU 2013-02 requires entities to disclose additional information about changes in other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income and the income statement line items affected. The provisions of this guidance are effective prospectively for annual and interim periods beginning after December 15, 2012. The Corporation does not expect that the adoption of this standard will have a material effect on its financial statements.

In July 2012, the FASB issued ASU No. 2012-02 ("ASU 2012-02"), "Testing Indefinite-Lived Intangible Assets for Impairment." ASU 2012-02 gives entities an option to first assess qualitative factors to determine whether the existence of events and circumstances indicate that it is more likely than not that an indefinite-lived intangible asset is impaired. If based on its qualitative assessment an entity concludes that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, quantitative impairment testing is required. However, if an entity concludes otherwise, quantitative impairment testing is not required. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Corporation does not expect that the adoption of this standard will have a material effect on its financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost and are depreciated principally on methods and at rates designed to amortize their costs over their estimated useful lives.

The estimated service lives of property and equipment are principally as follows:

Furniture and fixtures	5- 7 years
Computer equipment	5- 7 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized.

F-19

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

Asset Impairments

The company regularly reviews its investments and other assets that include the extent to which carrying value exceeds its related market value, the financial condition of the investee, and the intent and ability to retain the investment for a sufficient period of time to allow for recovery of the market value of the investments.

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company's financial statements include cash and cash equivalents, short-term investments, accounts receivable, other receivables, other assets, accounts payable, notes payable and due to affiliates. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments.

Advertising Cost

There were no advertising expense for the years ended December 31, 2017 and 2016 respectively.

Revenue Recognition

Revenue up until October 14, 2016 was principally derived from credit management services provided to our customers and members on a month to month basis and also on a yearly contract basis. We commence revenue recognition when all the following core revenue recognition criteria are satisfied: i) persuasive evidence of an arrangement exists; ii) delivery of the license or service has occurred or is occurring; iii) the arrangement fee is fixed or determinable and iv) collection of the arrangement fee is probable. These two revenue generating businesses were sold on October 17, 2016. Since October 17, 2016 our revenue is derived from contracts with our customers to whom, we provide cloud computing solutions, and also from disaster recovery fees charged to customers for recovering data. In addition, since November 14, 2016 revenue is also derived from sales of E waste products and services. No revenue is recognized until fully earned.

NOTE B - EARNINGS PER SHARE

The computation of earnings per share is based on the weighted average number of common shares outstanding during the period presented. Diluted earnings per common share is the same as basic earnings per common share as there are no potentially dilutive securities outstanding (options and warrants). The weighted average number of shares outstanding for the period in which the combination took place is based on the weighted average number of shares of the legal subsidiary that are outstanding from the beginning of the period to the date.

F-20

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

NOTE C - INCOME TAXES

The Company provides for the tax effects of transactions reported in the financial statements. The provision, if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2017 and 2016, the Company had deferred tax assets of $726,126 and $780,021 respectively. A valuation allowance has been applied against deferred tax assets. The Company had no deferred tax liabilities as of December 31, 2017 and $81,771 for December 31, 2016, and no current tax liability for December 31, 2017 and $8],771 for the year ended December 31,2016.

At December 31, 2017 and 2016, the Company has net operating loss carryforwards for income tax purposes of approximately $1.15 million and $1.2 million respectively. These carry forward losses may be available to offset future taxable income, if any, and expire in the year 2022.

SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

NOTE D - INTANGIBLE ASSETS

Goodwill:

Goodwill as of December 31, 2017 and 2016 is $451,695 and $451,695 respectively.

Goodwill represents the excess of the purchase consideration over the net of the acquisition fair value of identifiable assets acquired, including identifiable intangible assets, and liabilities assumed in connection with our business combinations. This goodwill as of December 31, 2017 and 2016 that arose due to the original acquisition of Riteman, Inc.

NOTE E - COMMON/PREFERRED STOCK ISSUANCES

During the first quarter ended March 31, 2016, the following common stock shares were issued. 50,000,000 shares of common stock issued for consulting services valued at $40,000, effectively completed and earned on November 2, 2015. 50,000,000 shares of common stock were issued to certain employees for services rendered valued at 40,000 effectively completed on December 31, 2015. 25,000,000 shares of common stock were issued for consulting services valued at $20,000, effectively completed and earned on December 1, 2013.

In November and December 2016 there were two conversions of stock totaling 42,222,222 shares of common stock.

During the year ended December 31, 2016 there were 15 conversions of stock totaling 1,304,441,847 shares of common stock.

These shares were converted as a result of penalty interest charged by a funding source in the year ended December 31, 2016. There are no penalty charges in the year ended December 31, 2017.

F-21

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

NOTE F - COMMITMENTS AND CONTINGENCIES

Lease agreement:

In March 2016, the Company renewed its current standard lease agreement for one year with an option for an additional three years at a monthly rental fee of $3,750. In March 2017 the Company entered into a new two year lease at $3,750.00 per month rental with a new option for two more years.

Legal Issues:

The Company may become subject to claims from time to time during the ordinary course of doing business. Until the merits of any such claim can be determined and the related monetary effect determined, the Company does not report any adjustment to the financial statements or recognize a contingent liability.

NOTE G - RELATED PARTY TRANSACTIONS

There are no related party transactions.

NOTE H - CONVERTIBLE NOTES PAYABLE

Convertible notes payable, excluding accrued default interest totals $6,086.80 and $32,936 at December 31, 2016 and December 31, 2015, respectively.

Convertible notes payable consist of the following:

On July 18, 2013, the Company entered into a Convertible Note ("Convertible Note") with Tangiers Investment Group, LLC, ("Tangiers") in the amount of Twenty Thousand Dollars ($20,000). The Convertible Note was fully funded on July 18, 2013. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price, which shall mean 50% of the Market Price. The Market Price is defined as the lowest Trading Price for the common stock during the 20 (twenty) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. The Convertible Note has a term of one (1) year and accrues interest at a rate equal to ten percent (10%) per year. In the Event of Default, the Note shall bear interest on the due and unpaid principal amount at the rate ("Default rate") equal to the lower of 20% per annum or the highest rate permitted by law. In the event of acceleration of the Note, the amount due and owing to the Holder shall be 150% of the outstanding Principal Amount of the Note held by the Holder plus all accrued interest, fees and liquidated damages. As of December 31, 2017 and December 31, 2016, the Note is in default with principal outstanding balance of $2,636.80 and accrued default interest aggregating $ 2316 and $36,552 respectively.

F-22

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

On July 18, 2013, the Company entered into a Convertible Note ("Convertible Note") with Tangiers Investment Group, LLC, ("Tangiers") in the amount of Thirty Thousand Dollars ($30,000). The Convertible Note was fully funded on July 18, 2013. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price, which shall be an 50% of the Market Price. The Market Price is defined as the lowest Trading Price for the common stock during the 20 (twenty) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent.

The Convertible Note has a term of one (1) year and accrues interest at a rate equal to ten percent (10%) per year. In the Event of Default, the Note shall bear interest on the due and unpaid principal amount at the rate ("Default rate") equal to the lower of 20% per annum or the highest rate permitted by law. In the event of acceleration of the Note, the amount due and owing to the Holder shall be 150% of the outstanding Principal Amount of the Note held by the Holder plus all accrued interest, fees and liquidated damages. As of December 31, 2016 and December 31, 2015, the Note is in default with principal outstanding balances of $3,450.00 and $30,300, respectively. Accrued default interest as of December 31, 2017 and December 31, 2016, aggregated $0 and $113,291, respectively.

On January 18, 2017 the Company agree to an amendment to the note dated July 18, 2013. The terms of this amendment are as follows;

The "Conversion Price" shall be equal to 40% of the lowest trading price of the Company's common stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. For the purpose of calculating the Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on "chilled" status with the Depository Trust Company ("DTC"), the discount shall be increased by 10%, i.e., from 60% to 70%, until such chill is remedied. If the Company is not Deposits and Withdrawal at Custodian ("DWAC") eligible through their Transfer Agent and DTC' s Fast Automated Securities Transfer ("FAST") system, the discount will be increased by 5%, i.e., from 60% to 65%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 60% to 75%. Any default of this Note not remedied within the applicable cure period will result in a permanent additional 10% increase, i.e., from 60% to 70%, in addition to any other discount, as provided above, to the Conversion Price discount.

On January 26, 2017, the Company entered into a Convertible Note ("Convertible Note") with Tangiers Investment Group, LLC, (''Tangiers") in the amount of Fifty Thousand Dollars ($50,000). The Convertible Note included an original issue discount of $5,000.

The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price, which shall mean 40% of the Market Price. The Market Price is defined as the lowest Trading Price for the common stock during the 20 (twenty) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. The Convertible Note has a term of one (1) year and bears guaranteed interest at ten percent (10%). In the Event of Default, the Note shall bear interest on the due and unpaid principal amount at the rate ("Default rate") equal to the lower of 20% per annum or the highest rate permitted by law. In the event of acceleration of the Note, the amount due and owing to the Holder shall be 150% of the outstanding Principal Amount of the Note held by the Holder plus all accrued interest, fees and liquidated damages. respectively.

On April 6, 2017, the Company entered into a Convertible Note ("Convertible Note") with Tangiers Investment Group, LLC, (''Tangiers") in the amount of One Hundred and Ten Thousand Dollars ($110,000). The Convertible Note included an original issue discount of $10,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price, which shall mean 40% of the Market Price. The Market Price is defined as the lowest Trading Price for the common stock during the 20 (twenty) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. The Convertible Note has a term of one (1) year and bears guaranteed interest at ten percent (10%). In the Event of Default, the Note shall bear interest on the due and unpaid principal amount at the rate ("Default rate equal to the lower of 20% per annum or the highest rate permitted by law. In the event of acceleration of the Note, the amount due and owing to the Holder shall be 150% of the outstanding Principal Amount of the Note held by the Holder plus all accrued interest, fees and liquidated damages, respectively.

F-23

CREDNOLOGY HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

December 31, 2017

NOTE I - LONG TERM LIABILITIES

Notes Payable

Notes Payable as at December 31, 2017 and 2016 totaled $441,847 and $551,226 respectively.

The first note is a loan that was raised to assist in the financing of infrastructure and growth of 4service Cloud. The original amount of the loan was $720,000 with interest at prime plus 3.5% repayable in monthly instalments of $8,087 over ten years. The loan is current with a balance as of December 31, 2017 and 2016 of $251,226 and $400,886 respectively.

The second loan was the financing of $250,000 provided by our CEO Orie Rechtman for the purchase of California Recycles, Inc. The interest rate on this loan is at prime plus 2%. Mr. Rechtman has the option to convert the loan into common or preferred stock in the Company.

As of December 31, 2017 and 2016 there is $250,000 and $250,000 outstanding respectively.

NOTE J - SUBSEQUENT EVENTS

During the year ended December 31, 2017 Crednology signed a Letter of Intent to acquire a cloud computing business. Due to some concerns that arose during the due diligence process, this transaction has not closed as yet however management is confident it will close in the second quarter of 2018.

F-24

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Amended Articles of Incorporation
2.1a	Certificate of Amendment to the Certificate of Incorporation
2.2	Bylaws
3.1*	Specimen Stock Certificate
4.1	Subscription Agreement
6.1	Incentive Stock Option Plan
6.2	Management Stock Bonus Plan
6.3	Performance Bonus Plan
6.4	Employment Agreement of Orie Rechtman
6.5	Indemnification Agreement
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

______________________

* To be filed by amendment.

25

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, California, on September 26, 2018.

(Exact name of issuer as specified in its charter):	Crednology Holding Corp.

By (Signature and Title):	/s/ Orie Rechtman
Orie Rechtman, Chairman (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Orie Rechtman
Orie Rechtman, Chairman (Principal Executive Officer).

(Date): September 26, 2018

/s/ Orie Rechtman
Orie Rechtman, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): September 26, 2018

SIGNATURES OF DIRECTORS:

/s/ Orie Rechtman	September 26, 2018
Orie Rechtman, Director	Date

26